EXECUTION COPY
                                                         SENIOR DISCOUNT NOTES




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                          WINSTAR COMMUNICATIONS, INC.
                                     Issuer


                     14-3/4% Senior Discount Notes Due 2010




                              --------------------

                                    INDENTURE


                           Dated as of April 10, 2000


                              ---------------------



                           UNITED STATES TRUST COMPANY
                                   OF NEW YORK
                                     Trustee









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



                                              CROSS-REFERENCE TABLE

  TIA                                                 Indenture
Section                                               Section
-------                                               ---------
310(a)(1)         ..............................            7.10
    (a)(2)        ..............................            7.10
    (a)(3)        ..............................            N.A.
    (a)(4)        ..............................            N.A.
    (b)           ..............................            7.08; 7.10
    (c)           ..............................            N.A.
311(a)            ..............................            7.11
    (b)           ..............................            7.11
    (c)           ..............................            N.A.
312(a)            ..............................            2.05
    (b)           ..............................            10.03
    (c)           ..............................            10.03
313(a)            ..............................            7.06
    (b)(1)        ..............................            N.A.
    (b)(2)        ..............................            7.06
    (c)           ..............................            10.02
    (d)           ..............................            7.06
314(a)            ..............................            4.02; 4.12
                                                            10.02
    (b)           ..............................            N.A.
    (c)(1)        ..............................            10.04
    (c)(2)        ..............................            10.04
    (c)(3)        ..............................            N.A.
    (d)           ..............................            N.A.
    (e)           ..............................            10.05
    (f)           ..............................            4.12
315(a)            ..............................            7.01
    (b)           ..............................            7.05; 10.02
    (c)           ..............................            7.01
    (d)           ..............................            7.01
    (e)           ..............................            6.11
316(a)(last sentence) ..........................            2.08
    (a)(1)(A)     ..............................            6.05
    (a)(1)(B)     ..............................            6.04
    (a)(2)        ..............................            N.A.
    (b)           ..............................            6.07
317(a)(1)         ..............................            6.08
    (a)(2)        ..............................            6.09
    (b)           ..............................            2.04
318(a)            ..............................            10.01

                           N.A. means Not Applicable.


------------------------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE 1

                  Definitions and Incorporation by Reference

      SECTION 1.01.  Definitions ..................................... 1
      SECTION 1.02.  Other Definitions ...............................35
      SECTION 1.03.  Incorporation by Reference
                           of Trust Indenture Act ....................35
      SECTION 1.04.  Rules of Construction ...........................36


                                    ARTICLE 2

                                 The Securities

      SECTION 2.01.  Form and Dating .................................37
      SECTION 2.02.  Execution and Authentication ....................37
      SECTION 2.03.  Registrar and Paying Agent ......................38
      SECTION 2.04.  Paying Agent To Hold Money in Trust .............39
      SECTION 2.05.  Securityholder Lists ............................39
      SECTION 2.06.  Transfer and Exchange ...........................39
      SECTION 2.07.  Replacement Securities ..........................40
      SECTION 2.08.  Outstanding Securities;
                           When Securities Disregarded ...............40
      SECTION 2.09.  Temporary Securities ............................41
      SECTION 2.10.  Cancellation ....................................41
      SECTION 2.11.  Defaulted Interest ..............................41
      SECTION 2.12.  CUSIP, ISIN and Common Code Numbers .............41
      SECTION 2.13.  Issuance of Additional Securities ...............42


                                    ARTICLE 3

                                   Redemption

      SECTION 3.01.  Notices to Trustee ..............................43
      SECTION 3.02.  Selection of Securities To
                           Be Redeemed ...............................43
      SECTION 3.03.  Notice of Redemption ............................43
      SECTION 3.04.  Effect of Notice of Redemption ..................44
      SECTION 3.05.  Deposit of Redemption Price .....................45
      SECTION 3.06.  Securities Redeemed in Part .....................45

                                    ARTICLE 4

                                    Covenants

      SECTION 4.01.  Payment of Securities ...........................45
      SECTION 4.02.  SEC Reports .....................................45
      SECTION 4.03.  Limitation on Indebtedness ......................46
      SECTION 4.04.  Limitation on Restricted Payments ...............50
      SECTION 4.05.  Limitation on Restrictions on
                           Distributions from Restricted
                           Group Members .............................55
      SECTION 4.06.  Limitation on Sales of Assets and
                           Subsidiary Stock ..........................58
      SECTION 4.07.  Limitation on Affiliate Transactions. ...........62
      SECTION 4.08.  Limitation on the Sale or Issuance
                           of Capital Stock of Restricted
                           Group Members .............................64
      SECTION 4.09.  Change of Control ...............................66
      SECTION 4.10.  Limitation on Liens .............................67
      SECTION 4.11.  Limitation on Sale/Leaseback
                           Transactions ..............................68
      SECTION 4.12.  Compliance Certificate ..........................68
      SECTION 4.13.  Further Instruments and Acts ....................68


                                    ARTICLE 5

                                Successor Company

      SECTION 5.01.  When Company May Merge or
                           Transfer Assets ...........................69


                                    ARTICLE 6

                              Defaults and Remedies

      SECTION 6.01.  Events of Default ...............................70
      SECTION 6.02.  Acceleration ....................................72
      SECTION 6.03.  Other Remedies ..................................73
      SECTION 6.04.  Waiver of Past Defaults .........................73
      SECTION 6.05.  Control by Majority .............................73
      SECTION 6.06.  Limitation on Suits .............................74
      SECTION 6.07.  Rights of Holders to Receive
                           Payment ...................................74
      SECTION 6.08.  Collection Suit by Trustee ......................74
      SECTION 6.09.  Trustee May File Proofs of Claim ................75
      SECTION 6.10.  Priorities ......................................75
      SECTION 6.11.  Undertaking for Costs ...........................75
      SECTION 6.12.  Waiver of Stay or Extension Laws ................76

                                    ARTICLE 7

                                      Trustee

      SECTION 7.01.  Duties of Trustee ...............................76
      SECTION 7.02.  Rights of Trustee ...............................77
      SECTION 7.03.  Individual Rights of Trustee ....................78
      SECTION 7.04.  Trustee's Disclaimer ............................78
      SECTION 7.05.  Notice of Defaults ..............................78
      SECTION 7.06.  Reports by Trustee to Holders ...................79
      SECTION 7.07.  Compensation and Indemnity ......................79
      SECTION 7.08.  Replacement of Trustee ..........................80
      SECTION 7.09.  Successor Trustee by Merger .....................81
      SECTION 7.10.  Eligibility; Disqualification ...................81
      SECTION 7.11.  Preferential Collection of
                           Claims Against Company ....................81


                                    ARTICLE 8

                         Discharge of Indenture; Defeasance

      SECTION 8.01.  Discharge of Liability on
                           Securities; Defeasance ....................82
      SECTION 8.02.  Conditions to Defeasance ........................83
      SECTION 8.03.  Application of Trust Money ......................84
      SECTION 8.04.  Repayment to Company ............................84
      SECTION 8.05.  Indemnity for Government
                           Obligations ...............................85
      SECTION 8.06.  Reinstatement ...................................85


                                    ARTICLE 9

                                   Amendments

      SECTION 9.01.  Without Consent of Holders ......................85
      SECTION 9.02.  With Consent of Holders .........................86
      SECTION 9.03.  Compliance with Trust Indenture Act .............87
      SECTION 9.04.  Revocation and Effect of Consents
                           and Waivers ...............................87
      SECTION 9.05.  Notation on or Exchange of
                           Securities ................................88
      SECTION 9.06.  Trustee To Sign Amendments ......................88
      SECTION 9.07.  Payment for Consent .............................88

                                   ARTICLE 10

                                  Miscellaneous

      SECTION 10.01.  Trust Indenture Act Controls ...................88
      SECTION 10.02.  Notices ........................................89
      SECTION 10.03.  Communication by Holders with
                                Other Holders ........................89
      SECTION 10.04.  Certificate and Opinion as to
                             Conditions Precedent ....................89
      SECTION 10.05.  Statements Required in Certificate
                          or Opinion .................................90
      SECTION 10.06.  Rules by Trustee, Paying Agent and
                            Registrar ................................90
      SECTION 10.07.  Legal Holidays .................................90
      SECTION 10.08.  Governing Law ..................................91
      SECTION 10.09.  No Recourse Against Others .....................91
      SECTION 10.10.  Successors .....................................91
      SECTION 10.11.  Multiple Originals .............................91
      SECTION 10.12.  Table of Contents; Headings ....................91



Rule 144A/Regulation S Appendix

Exhibit 1 - Form of Face of Initial Security

Exhibit A - Form of Face of Exchange Security or Private
            Exchange Security

                        INDENTURE dated as of April 10, 2000, between WINSTAR
                  COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation (the "Trustee").


            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01.  Definitions.

            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of
Securities:

            (1) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

    Semi-Annual                                Accreted
    Accrual Date                                Value
    ------------                                -----

    Issue Date . . . . . . . . . . . . . . . .$  489.90
    October 15, 2000 . . . . . . . . . . . . .   527.07
    April 15, 2001 . . . . . . . . . . . . . .   565.95
    October 15, 2001 . . . . . . . . . . . . .   607.68
    April 15, 2002 . . . . . . . . . . . . . .   652.50
    October 15, 2002 . . . . . . . . . . . . .   700.62
    April 15, 2003 . . . . . . . . . . . . . .   752.29
    October 15, 2003 . . . . . . . . . . . . .   807.78
    April 15, 2004 . . . . . . . . . . . . . .   867.35
    October 15, 2004 . . . . . . . . . . . . .   931.32
    April 15, 2005 . . . . . . . . . . . . . . 1,000.00


            (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will be equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the

                  Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

            (3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

            "Acquired Indebtedness" means Indebtedness of an entity outstanding on the date on which an interest in such entity is acquired, by merger or otherwise (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such entity was acquired).

            "Additional Securities" means, subject to the Company's compliance with Section 4.03, 14-3/4% Senior Discount Notes Due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09, 3.06, 4.06 or 4.09 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner (other than Credit Suisse First Boston Private Equity Division and any Affiliate of Credit

Suisse First Boston Private Equity Division) of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Group Member, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (1) any shares of Capital Stock of a Restricted Group Member (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Group Member);

            (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Group Member; or

            (3) any other assets of the Company or any Restricted Group Member outside of the ordinary course of business of the Company or such Restricted Group Member

(other than, in the case of clauses (1), (2) and (3)

                  (A) a disposition by a Restricted Group Member to the Company or by the Company or a Restricted Group Member to a Restricted Group Member;

                  (B) for purposes of Section 4.06 only, a disposition that
            constitutes a Restricted Payment permitted by Section 4.04 or a Permitted Investment;

                  (C) for purposes of Section 4.06 only, a sale of shares of
            Capital Stock of an Unrestricted Subsidiary for Fair Market Value;

                  (D) for purposes of Section 4.06 only, a disposition of
            Receivables in a Qualified Receivables Transaction; and

                  (E) a disposition of assets with a fair market value of less than $250,000 in a single transaction or series of related transactions).

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

            (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

            (2) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events:

            (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity"), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

            (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

            (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

            (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Group Members (including the total interest expense of unconsolidated Permitted International Joint Ventures), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Group Members, without duplication:

            (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (2) amortization of debt discount and debt issuance cost;

            (3) capitalized interest;

            (4) non-cash interest expenses;

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) net payments pursuant to Hedging Obligations;

            (7) Preferred Stock dividends in respect of all Preferred Stock of Restricted Group Members held by Persons other than the Company or a Restricted Group Member (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

            (8) interest incurred in connection with Investments in discontinued operations;

            (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Group Member; and

            (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

excluding, however, a portion of any such interest expense or other item listed in clauses (1) through (10) above to the extent included therein solely as an expense or other item of an unconsolidated Permitted International Joint Venture and equal to the Third Party Ownership Interest in such Permitted International Joint Venture.

            "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Group Members as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such date of determination (the "Reference Period"); provided, however, that:

            (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

            (2) if the Company or any Restricted Group Member has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Group Member had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of the Reference Period the Company or any Restricted Group Member shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

            (4) if since the beginning of the Reference Period the Company or any Restricted Group Member (by merger or otherwise) shall have made an Investment in any Restricted Group Member (or any Person which becomes a Restricted Group Member) or an acquisition of assets which constitutes all or substantially all of a business or one or more operating units of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

            (5) if since the beginning of the Reference Period any Person that subsequently became a Restricted Group Member or was merged with or into the Company or any Restricted Group Member since the beginning of such Reference Period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Group Member during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

            "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its consolidated Restricted Group Members and (without duplication) the Company's equity in the net income (or loss) of any unconsolidated Permitted International Joint Ventures; provided, however, that there shall not be included in such Consolidated Net Income:

            (1) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Group Member, except that:

                  (A) subject to the exclusions contained in clauses (4) and (7)
            below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Group Member, to the limitations contained in clause (3) below); and

                  (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (2) any net income (or loss) of any Person acquired by the Company, a Subsidiary or a Permitted International Joint Venture in a pooling of interests transaction for any period prior to the date of such acquisition;

            (3) any net income (or loss) of any Restricted Group Member if such Restricted Group Member is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Group Member, directly or indirectly, to the Company, except that:

                  (A) subject to the exclusions contained in clauses (4) and (7)
            below, the Company's equity in the net income of any such Restricted Group Member for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed or capable of being distributed by such Restricted Group Member during such period to the Company or another Restricted Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Group Member, to the limitation contained in this clause); and

                  (B) the Company's equity in a net loss of any such Restricted
            Group Member for such period shall be included in determining such Consolidated Net Income;

            (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (5) extraordinary gains or losses;

            (6) the cumulative effect of a change in accounting principles after the Issue Date; and

            (7) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any unconsolidated Permitted International Joint Venture in an amount that corresponds to the Third Party Ownership Interest in the income of such Permitted International Joint Venture on the last day of such period.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Company or a Restricted Group Member to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.04(a)(3)(D).

            "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

            (1) matures or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

            (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the ninety-first day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the ninety-first day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

            (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Section 4.06 and
      Section 4.09; and

            (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

            (1) all income tax expense of the Company and its consolidated Restricted Group Members; provided, however, that a portion of the income tax expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accor-dance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

            (2) Consolidated Interest Expense; provided, however, that the portion of Consolidated Interest Expense attributable to an unconsolidated Permitted International Joint Venture shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

            (3) depreciation and amortization expense of the Company and its consolidated Restricted Group Members (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); provided, however, that a portion of the depreciation and amortization expense of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income; and

            (4) all other noncash charges of the Company and its consolidated Restricted Group Members (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); provided, however, that a portion of all other noncash charges of an unconsolidated Permitted International Joint Venture equal to the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP shall be included in EBITDA regardless of whether deducted in calculating Consolidated Net Income;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Group Member shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Group Members was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Group Members without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Group Members or its stockholders.

            "Eligible Receivables" means, at any time, Receivables of the Company and its Restricted Subsidiaries, as evidenced on the most recent monthly consolidated balance sheet of the Company, arising in the ordinary course of business of the Company or any Restricted Subsidiary.

            "Euro Equivalent" means with respect to any monetary amount in a currency other than euros, at any time for determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

            "Euro Notes" means the Company's 12-3/4% Senior Notes due 2010 denominated in Euro.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Senior Notes" means the 14% Senior Discount Notes due 2005 of the Company and the 14-1/2% Senior Deferred Interest Notes due 2005 of the Company and the 12-1/2% Guaranteed Senior Secured Notes due 2004 of Winstar Equipment II Corp. and the 12-1/2% Guaranteed Senior Secured Notes due 2004 of Winstar Equipment Corp.

            "Existing Subordinated Notes" means the 10% Senior Subordinated Notes due 2008 of the Company, the 15% Senior Subordinated Deferred Interest Notes due 2007 of the Company and the 11% Senior Subordinated Deferred Interest Notes due 2008 of the Company.

            "Fair Market Value" means, with respect to any Property (other than cash), the price that could be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified, (1) in the case of items with a Fair Market Value in excess of $1,000,000 but less than or equal to $12.5 million, Fair Market Value shall be determined by the chief financial officer or treasurer of the Company acting in good faith and, if such Fair Market

Value is in excess of $2.0 million, shall be evidenced by an Officers' Certificate and (2) in the case of items with a Fair Market Value in excess of $12.5 million, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a resolution of the Board of Directors.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in

            (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

            (2) statements and pronouncements of the Financial Accounting Standards Board,

            (3) such other statements by such other entity as approved by a significant segment of the accounting profession and

            (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

            (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Group Member (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Group Member. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guarantee, banker's acceptance, surety bond or performance bond;

            (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary or Restricted Group Member of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

            (6) all obligations of the type referred to in clauses (1) through
      (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7) all obligations of the type referred to in clauses (1) through
      (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

            (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount of Indebtedness of any unconsolidated Permitted International Joint Venture shall be reduced by an amount that corresponds to the Third Party Ownership Interest in such Permitted International Joint Venture.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

            "Investee" means any Person (other than the Company or any Restricted Group Member) in which the Company or any Restricted Group Member has an Investment.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as Receivables on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            For purposes of the definitions of "Unrestricted Subsidiary", "Restricted Payment" and "Permitted International Joint Venture", and for purposes of Section 4.04 and Section 4.06:

            (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary or other entity) of the Fair Market Value of the net assets of any (A) Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary or (B) Permitted International Joint Venture at the time that such entity is designated an Investee; provided, however, that if any Permitted International Joint Venture shall cease to satisfy the definition of "Permitted International Joint Venture" and is not designated promptly as a Restricted Subsidiary or an Unrestricted Subsidiary, it shall be deemed to have been designated as an Investee; provided further, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary or such Investee as a Permitted International Joint Venture, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or Investee, as applicable, equal to an amount (if positive) equal to (A) the Company's "Investment" in such entity at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such entity) of the Fair Market Value of the net assets of such entity at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary or Investee shall be valued at its Fair Market Value at the time of such transfer.

            "Issue Date" means April 10, 2000.

            "Issue Date 2010 Senior Notes" means 2010 Senior Notes issued on the Issue Date, the aggregate principal amount of such notes to be evidenced by an Officers' Certificate.

            "Issue Date Euro Notes" means Euro Notes issued on the Issue Date, the aggregate principal amount of such notes to be evidenced by an Officers' Certificate.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Marketable Securities" means, with respect to any Asset Disposition, any readily marketable equity securities of a corporation whose primary business is the Telecommunications Business that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided, however, that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Group Member over (B) 20 times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Disposition.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Restricted Group Members as a result of such Asset Disposition; and

            (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Group Member after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Office.com" means Office.com Inc. and its successors.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Credit Facility" means one or more credit agreements, loan agreements, lease agreements, commercial paper facilities, Receivables facilities or similar facilities, secured or unsecured, providing for revolving credit loans, term loans, sales of receivables or letters of credit, entered into from time to time by the

Company or its Restricted Group Members, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time. A Vendor Financing that otherwise satisfies the foregoing definition will also constitute a Permitted Credit Facility.

            "Permitted Holders" means William J. Rouhana, Jr. (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by William J. Rouhana, Jr. or his heirs.

            "Permitted International Joint Venture" means any entity (other than a Subsidiary of the Company) all or substantially all of whose business is outside the U.S. and that (i) based on a determination of the Board of Directors, the Company has, directly or indirectly, the requisite control over such entity to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of this Indenture that apply to a Permitted International Joint Venture, (ii) the Company or a Restricted Subsidiary owns at least 331/3% of the Voting Stock of such entity and the Third Party Ownership Interest of such entity does not exceed 662/3%,
(iii) such entity is engaged primarily in aspects of the Telecommunications Business directly related to the Company's business and (iv) the Company has designated such entity as a Permitted International Joint Venture pursuant to a resolution of the Board of Directors.

            Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. The Board of Directors may designate any Permitted International Joint Venture to no longer be a Permitted International Joint Venture and to be treated as an Investee; provided, however, that such designation would be permitted under Section 4.04. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "Permitted Investment" means an Investment by the Company or any Restricted Group Member in:

            (1) the Company, a Restricted Group Member or a Person that will, upon the making of such Investment, become a Restricted Group Member; provided, however, that the primary business of such Restricted Group Member is the Telecommunications Business;

            (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Group Member; provided, however, that such Person's primary business is the Telecommunications Business;

            (3) cash and Temporary Cash Investments;

            (4) Receivables owing to the Company or any Restricted Group
      Member;

            (5) Capital Stock of customers of the Company or any Restricted Group Member received in exchange for products and services provided in the ordinary course of business; provided, however, that the value of such products and services (calculated as the consideration received by the Company or such Restricted Group Member for such products and services in a comparable arm's-length transaction) shall not exceed $50.0 million during each successive 12-month period following the Issue Date;

            (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Group Member or as part of a compensation scheme approved by the Board of Directors in an amount not to exceed $5.0 million at any one time outstanding;

            (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Group Member or in satisfaction of judgments or settlement of claims or disputes;

            (9) shares of Capital Stock of an Unrestricted Subsidiary; provided, however, that such shares are being acquired from the Company or a Restricted Group Member; and

            (10) any Person to the extent such Investment represents the noncash portion (other than Marketable Securities) of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06.

            "Permitted Liens" means, with respect to any Person:

            (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or similar operational requirements, in each case Incurred in the ordinary course of business;

            (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Group Member to provide collateral to the depository institution;

            (3) Liens for taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings promptly insti-tuted and diligently concluded; provided, however, that such Person has created a reserve or other appropriate provision therefor as may be required by GAAP;

            (4) Liens in favor of issuers of letters of credit, bank guarantees, bankers' acceptances, surety bonds, bid bonds and performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that the Indebtedness in respect thereto is permitted to be Incurred by Section 4.03;

            (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (6) Liens to secure Indebtedness permitted under the provisions described in Section 4.03(b)(1), Section 4.03(b)(5), Section 4.03(b)(8) (but with respect to Section 4.03(b)(8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness) and Section 4.03(b)(10); provided, however, that any such Liens securing Indebtedness (other than Indebtedness pursuant to a Permitted Credit Facility) described in Section 4.03(b)(5) (or Refinancing Indebtedness thereof) may not extend to any property owned by the Company or any of the Restricted Group Members other than the property acquired with the proceeds from Indebtedness Incurred under such Section 4.03(b)(5) and the proceeds therefrom;

            (7) Liens existing on the Issue Date;

            (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person or a Permitted International Joint Venture; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members

      (other than assets and property affixed or appurtenant thereto);

            (9) Liens on property at the time such Person or any of its Subsidiaries or Permitted International Joint Ventures acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Group Members (other than assets and property affixed or appurtenant thereto);

            (10) Liens in favor of the Company or any Restricted Group Member on any property other than property of the Company;

            (11) Liens securing Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness that is, and is permitted to be incurred under this Indenture or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Company and its Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation, in each case secured by a Lien on the same property securing such Hedging Obligations;

            (12) Liens incurred in the ordinary course of business of the Company or any of its Restricted Group Members with respect to obligations that do not exceed $10.0 million at any one time outstanding; provided, however, that

                  (A) such obligations are not Incurred in connection with
            the borrowing of money; and

                  (B) such Liens do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Group Member;

            (13) Liens on the Capital Stock of an Unrestricted Subsidiary; and

            (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any

      Indebtedness secured by any Lien referred to in the foregoing clauses (7),
      (8) or (9); provided, however, that:

                  (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest, fees and other amounts due on such Indebtedness.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Preferred Stock Exchange Offer" means an offer by the Company to exchange any and all of its Series C Preferred Stock (or the exchange debentures issuable in respect of such Series C Preferred Stock in accordance with its terms) for 2010 Senior Notes and Securities.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the

Security which is due or overdue or is to become due at the relevant time.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture the value of any Property shall be its Fair Market Value.

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations, Acquired Indebtedness, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by the Company or any Restricted Group Member of any Telecommunications Assets of the Company or any Restricted Group Member, including any related note, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

            "Qualified Receivables Transaction" means an Incurrence of Indebtedness of the Company or any Restricted Group Member pursuant to either
(1) credit facilities secured by Receivables or (2) Receivables purchase facilities.

            "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted

Group Member existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

            (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

            (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary or a Permitted International Joint Venture that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Group Member that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means the Registration Rights Agreement dated April 10, 2000, among the Company, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers identified therein.

            "Restricted Group Member" means collectively each Restricted Subsidiary and each Permitted International Joint Venture.

            "Restricted Payment" with respect to any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distribu-tions payable solely in its Capital Stock (other than Disqualified Stock), rights to purchase additional Capital Stock (other than Disqualified Stock) for cash and dividends or distributions payable solely to the Company or a Restricted Group Member, and other than pro rata dividends or other distributions made by a Restricted Group Member that is not a Wholly Owned Subsidiary to minority stockholders or holders of Third Party Ownership Interests (or owners of an equivalent interest in the case of a Restricted Group Member that is an entity other than a corporation) or holders of Third Party Ownership Interests);

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any direct or indirect parent of the Company held by any Person or of any Capital Stock of a Restricted Group Member held by any Affiliate of the Company (other than a Restricted Group Member), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

            (4) the making of any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Group Member on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Group Member transfers such property to a Person (other than the Company or a Restricted Group Member) and the Company or a Restricted Group Member leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien on property of the Company or any Restricted Group Member.

            "Senior Indebtedness" means:

            (1) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred; and

            (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent postfiling interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include:

            (1) any obligation of the Company to any Subsidiary or Permitted International Joint Venture;

            (2) any liability for Federal, state, local or other taxes owed or owing by the Company;

            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

            (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company; or

            (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            "Securities" means the Securities issued under this Indenture.

            "Series C Preferred Stock" means the Series C 14-1/4% Senior Cumulative Exchangeable Preferred Stock due 2007 of the Company issued and outstanding on the Issue Date.

            "Significant Restricted Group Member" means any Restricted Group Member that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, assuming for the purpose of this definition that a Permitted International Joint Venture that is not a Subsidiary of the Company is a Subsidiary of the Company.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (1) such Person;

            (2) such Person and one or more Subsidiaries of such Person; or

            (3) one or more Subsidiaries of such Person.

            "Telecommunications Assets" means (a) any Property (other than cash, cash equivalents and securities) used in the Telecommunications Business; (b) for purposes of Section 4.03, Section 4.04 and Section 4.10 only, Capital Stock of any Person, or (c) for all other purposes of this Indenture, Capital Stock of a Restricted Group Member or a

Person that becomes a Restricted Group Member as a result of the acquisition of such Capital Stock by the Company or another Restricted Group Member, in each case, acquired from any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) in a bona fide transaction; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications Business.

            "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through transmission facilities, (ii) constructing, creating, developing or producing communications networks, related network transmission equipment, software, devices and content for use in a communications or content distribution business, (iii) data center management, computer and application outsourcing, computer systems integration, reengineering of computer software, information services and web hosting and any services related thereto or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above or in furtherance thereof, including, without limitation, any business conducted by the Company or any Restricted Group Member on the Issue Date; provided, however, that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

            "Temporary Cash Investments" means any of the following:

            (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

            (2) investments in time deposit accounts, certificates of deposit, money market deposits, bankers' acceptances and repurchase obligations maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

            (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group;

            (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

            (6) auction rate preferred stocks of any corporation maturing within 90 days after the date of acquisition rated at least "A" by Standard and Poor's Ratings Group; and

            (7) any investment in a registered investment company investing exclusively in investments of the types described in clauses (1) through
      (6) above.

            "Third Party Ownership Interest" in a Permitted International Joint Venture means a percentage equal to the difference between 100% and the percentage of the net income (net loss) of such Permitted International Joint Venture allocated to the Company and its Restricted Subsidiaries in accordance with GAAP.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "2008 Senior Notes" means the Company's 12-1/2% Senior Notes due
2008.

            "2010 Senior Notes" means the Company's 12-3/4% Senior Notes due 2010 denominated in U.S. dollars.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means:

            (1) Office.com;

            (2) Winstar Credit Corp.;

            (3) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

            (4) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company (other than Capital Stock (other than Disqualified Stock) of the Company contributed to such Unrestricted Subsidiary and promptly transferred by such Unrestricted Subsidiary in exchange for Telecommunications Assets) or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or is the obligor on any Indebtedness a default on which would result in a default on any Indebtedness of the Company or a Restricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section 4.04.

            The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Consolidated Leverage Ratio would be no worse than the Consolidated Leverage Ratio determined immediately prior to such designation, (B) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Indenture and (C) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

            Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Vendor Financing" means any financing or other credit or deferred payment arrangement provided by a supplier, manufacturer or lessor of Telecommunications Assets or any Affiliate thereof.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

            SECTION 1.02.  Other Definitions.

                                                         Defined in
                                Term                      Section
                                ----                      -------

      "Affiliate Transaction"............................  4.07
      "Appendix".........................................  2.01
      "Bankruptcy Law"...................................  6.01
      "Change of Control Offer"..........................  4.09(b)
      "covenant defeasance option".......................  8.01(b)
      "Custodian"........................................  6.01
      "Event of Default".................................  6.01
      "Initial Lien".....................................  4.10
      "legal defeasance option"..........................  8.01(b)
      "Legal Holiday".................................... 10.07
      "Offer"............................................  4.06(b)
      "Offer Amount".....................................  4.06(c)(2)
      "Offer Period".....................................  4.06(c)(2)
      "Paying Agent".....................................  2.03
      "Purchase Date"....................................  4.06(c)(1)
      "Registrar"........................................  2.03
      "Successor Company"................................  5.01

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities;

            "indenture security holder" means a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (9) all references to the date the Securities were originally issued shall refer to the Issue Date.

                                    ARTICLE 2

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Issue Date and on consummation of the Preferred Stock Exchange Offer, the Trustee shall authenticate and deliver up to an aggregate of $930,443,000 aggregate principal amount at maturity of 14-3/4% Senior Discount Notes Due 2010 (inclusive of any Initial Securities issued in connection with the Preferred Stock Exchange Offer) and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

           SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

           The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

           SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

           SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

           SECTION2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05).

           SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

           Every replacement Security is an additional obligation of the Company.

           SECTION 2.08. Outstanding Securities; When Securities Disregarded. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

           If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

           Notwithstanding any other provisions of this Indenture to the contrary, in determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

           SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

           SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

           SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

           SECTION 2.12.CUSIP, ISIN and Common Code Numbers. The Company in issuing the Securities may use "CUSIP", "ISIN" or "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, "ISIN or "Common Code" in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

           SECTION 2.13. Issuance of Additional Securities. The Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date and in exchange for the Series C Preferred Stock or any exchange debentures issued in exchange for the Series C Preferred Stock, other than with respect to the date of issuance and issue price; provided, however, that the maximum aggregate Accreted Value of Additional Securities (determined as of their issue date) issued by the Company shall not exceed $250.0 million. The Initial Securities issued on the Issue Date and in exchange for the Series C Preferred Stock or any exchange debentures issued in exchange for the Series C Preferred Stock, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

           With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount at maturity of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price, the issue date and the CUSIP number, ISIN number and Common Code number of such Additional Securities; provided, however, that, except for Additional Securities issued pursuant to the Preferred Stock Exchange Offer, no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code (other than "original issue discount" in an equal amount to that of any existing Securities); and

            (3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.


                                   ARTICLE 3

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts at maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts at maturity of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.

            At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.


                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, the Company will furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to

Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Group Member to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.0 to 1.

            (b) Notwithstanding Section 4.03(a), so long as no Default has occurred and is continuing, the Company and the Restricted Group Members will be entitled to Incur any or all of the following Indebtedness:

            (1) Indebtedness Incurred pursuant to one or more Permitted Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed (A) the greater of (x) $1.15 billion and (y) 85% of Eligible Receivables less (B) the sum of (i) all principal payments with respect to such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) pursuant to Section 4.06(a)(3)(A) and (ii) the principal amount of such Indebtedness assumed by a transferee in any Asset Disposition;

            (2) Indebtedness owed to and held by the Company or a Restricted Group Member; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or the occurrence of any other event which results in any such Restricted Group Member ceasing to be a Restricted Group Member or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Group Member) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is not secured and is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

            (3) the Securities (other than any Additional Securities), the 2008 Senior Notes, the Issue Date 2010 Senior Notes and the Issue Date Euro Notes;

            (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)) and any exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or Initial Securities or 2010 Senior Notes issued in exchange for such exchange debentures or Series C Preferred Stock;

            (5) Purchase Money Indebtedness; provided, however, that, to the extent such Purchase Money Indebtedness is Incurred by a Restricted Group Member, such Purchase Money Indebtedness shall be Incurred pursuant to a Permitted Credit Facility or a Vendor Financing; provided further, however, that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost and directly related expenses of the construction, installation, acquisition, lease, insurance, shipping, development or improvement of, or any service agreement, maintenance agreement, warranty agreement or similar agreement in respect of, the applicable Telecommunications Assets;

            (6) Indebtedness of the Company in an amount which, when taken together with the amount of all other Indebtedness of the Company Incurred pursuant to this clause (6) and then outstanding, does not exceed two times the sum of (x) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any Capital Stock (other than Disqualified Stock) of the Company issued to any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, on or subsequent to

      February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making a Restricted Payment pursuant to Section 4.04(a)(3)(B), Section 4.04(b)(1) or Section 4.04(b)(5);

            (7) Indebtedness of a Restricted Group Member Incurred and outstanding on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

            (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4), (5) or (7) of this Section 4.03(b) or this clause (8); provided, however, that any Refinancing Indebtedness Incurred by a Restricted Group Member in respect of Indebtedness Incurred pursuant to clause (5) of this Section 4.03(b) is Incurred pursuant to a Permitted Credit Facility or a Vendor Financing;

            (9) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture; provided, however, that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates or (B) Currency Agreements used to hedge non-U.S. dollar currency exposures of the Company and its Restricted Group Members, entered into in accordance with customary industry practices for companies in the Telecommunications Business with international operations and not for purposes of speculation;

            (10) Indebtedness solely in respect of letters of credit, bank guarantees, banker's acceptances, cash deposits, surety bonds, bid bonds and performance bonds Incurred in the ordinary course of business; provided, however, that such instruments or deposits do not support any Indebtedness other than Indebtedness which, if Incurred by the Company, would be permitted to be Incurred pursuant to another provision of this Section 4.03;

            (11) Indebtedness of the Company or a Restricted Group Member consisting of a Guaranty of Indebtedness of a Restricted Group Member permitted to be Incurred under this Indenture; provided, however, that the entity providing the Guaranty would have been able to Incur such Indebtedness under this Indenture; and

            (12) Indebtedness of the Company or a Restricted Group Member in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Group Members outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) of this Section 4.03(b) or Section 4.03(a)) does not exceed $50.0 million.

            (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to Section 4.03(b) (other than the Incurrence of (1) any exchange debentures issued in exchange for the Series C Preferred Stock in accordance with its terms or Initial Securities or 2010 Senior Notes issued in exchange for such exchange debentures or Series C Preferred Stock and (2) any Indebtedness issued in exchange for the Existing Subordinated Notes) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.03,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

            (e) For purposes of determining compliance with any U.S. dollar or euro-denominated restriction on the

Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness, being Refinanced will be the Euro Equivalent or U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Group Member, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Group Member makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) after giving effect thereto on a pro forma basis, the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to
      Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) the amount of (x) cumulative EBITDA during the period
            (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period; plus

                  (B) subject to Section 4.04(c), 100% of the aggregate Net Cash
            Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash Proceeds have not served as a basis to make a Restricted Payment pursuant to Section 4.04(b)(1) or
            Section 4.04(b)(5); plus

                  (C) the amount by which Indebtedness of the Company or a
            Restricted Group Member is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company or a Permitted International Joint Venture) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Group Member for or into Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property (other than Capital Stock of the Company that is not Disqualified Stock), distributed by the Company or a Restricted Group Member upon such conversion or exchange); plus

                  (D) an amount equal to the sum of (x) the net reduction in the
            Investments (other than Permitted Investments) made by the Company or any Restricted Group Member in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Group Member, and (y) if an Unrestricted Subsidiary is designated as a Restricted Group Member or an Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary or Investee) of the fair market value of the net assets of such Unrestricted Subsidiary or Investee at the time such Unrestricted Subsidiary is designated a Restricted Group Member or such Investee is designated as a Restricted Group Member or becomes a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person, Unrestricted Subsidiary or Investee, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment and included in the calculation of the amount of Restricted Payments) by the Company or any Restricted Group Member in such Person, Unrestricted Subsidiary or Investee.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (1) subject to Section 4.04(c), any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such Net Cash Proceeds of), or made by exchange for, Capital Stock (other than Disqualified Stock) of the Company (other than Capital Stock issued or sold to a Subsidiary of the Company or a Permitted International Joint Venture or an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees); provided, however, that such Net Cash Proceeds have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from any such sale (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of (or specified with particularity at the time of the sale of, and subsequently made with such proceeds of), Indebtedness which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company, any of its Subsidiaries or any Permitted International Joint Venture (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than repurchases and acquisitions made pursuant to agreements in effect on the Issue Date) shall not exceed $5.0 million in any calendar year (with unused amounts being carried forward indefinitely); provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

            (5) subject to Section 4.04(c), Investments in any Person a substantial majority of the assets of which consist of Telecommunications Assets; provided, however, that the Fair Market Value of all such Investments made pursuant to this clause (5) (measured on the date each such Investment was made) and then outstanding, does not exceed the sum of $100.0 million, plus the sum of (x) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or a Permitted International Joint Venture and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company, any of its Subsidiaries or any Permitted International Joint Venture for the benefit of their employees) and (y) the fair market value of any Capital Stock (other than Disqualified Stock) of the Company issued to any Person (other than a Subsidiary of the Company or a Permitted International Joint Venture) (i) in exchange for Telecommunications Assets or (ii) in exchange for Capital Stock of another Person a substantial majority of the assets of which consist of Telecommunications Assets in a transaction pursuant to which such other Person becomes a Restricted Group Member, in each case received or issued, as the case may be, subsequent to February 1, 2000; provided, however, that such Net Cash Proceeds or fair market value have not served as a basis for making any other Restricted Payment; provided further, however, that (A) such Investments shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from any such issuance or sale of Capital Stock (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (6) Investments in any Person whose primary business it is to directly (or indirectly through subsidiaries) own or hold licenses granted by the Federal Communications Commission or any other governmental entity with authority to grant telecommunications or radio frequency licenses or authorizations; provided, however, that the Company or a Restricted Group Member shall, at the time of making such Investment, have an active role in the management or operation of such Person and in the provision of telecommunications services by such Person; provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments;

            (7) the exchange or purchase and retirement of (A) the Series C Preferred Stock for (i) exchange debentures in accordance with the terms of the Series C Preferred Stock or (ii) cash or Indebtedness of the Company or (B) the Existing Subordinated Notes for cash or Indebtedness of the Company; provided, however, that such exchange or purchase and retirement shall be excluded in the calculation of the amount of Restricted Payments;

            (8) cash payments in lieu of the issuance of fractional shares in connection with stock splits or upon the conversion into Capital Stock of the Company (other than Disqualified Stock) of any security of the Company or any convertible Indebtedness of the Company; provided, however, that such exchange and retirement shall be excluded in the calculation of the amount of Restricted Payments;

            (9) Investments in Office.com, the fair market value of which (measured on the date each such Investment is made) does not exceed (x) in the case of an Investment to be made on or immediately after the Issue Date, $50.0 million, and (y) during each of the three 12-month periods following the Issue Date, $25.0 million per year (with unused annual amounts being carried over to future periods even if such periods occur after the third anniversary of the Issue Date); provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

            (10) Investments, the aggregate Fair Market Value (measured on the date each such Investment was made) of which, when taken together with the Fair Market Value of all other Investments made pursuant to this clause
      (10) then outstanding, does not exceed $10.0 million; provided, however, that such Investment shall be included in the calculation of the amount of Restricted Payments.

            (c) The amounts determined pursuant to Section 4.04(a)(3)(B),
Section 4.04(b)(1) and Section 4.04(b)(5) based on Net Cash Proceeds received from the issuance or sale of Capital Stock (or the Fair Market Value of Capital Stock issued) shall be reduced to the extent such Net Cash Proceeds or Fair Market Value have served as the basis for Incurring any Indebtedness pursuant to
Section 4.03(b)(6) and such Indebtedness (including any Refinancings thereof) remains outstanding.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Group Members. The Company will not, and will not permit any Restricted Group Member to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Group Member to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Group Member or pay any Indebtedness owed to the Company, (b) make any loans or advances to the

Company or a Restricted Group Member or (c) transfer any of its property or assets to the Company or a Restricted Group Member, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (2) any encumbrance or restriction with respect to a Restricted Group Member pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Group Member on or prior to the date on which such Subsidiary (in the case of a Restricted Subsidiary) or an interest in such entity (in the case of a Permitted International Joint Venture) was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary (in the case of a Restricted Subsidiary) or entity (in the case of a Permitted International Joint Venture) became a Restricted Group Member or was acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1) or Section 4.05(2) or this clause (3) or contained in any amendment to an agreement referred to in Section 4.05(1) or Section 4.05(2) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Group Member contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Group Member contained in such predecessor agreements;

            (4) any encumbrance or restriction pursuant to a Permitted Credit Facility; provided, however, that (a) the outstanding Indebtedness under such Permitted Credit Facility does not exceed the amounts permitted under
      Section 4.03(b)(1), Section 4.03(b)(5) and Section 4.03(b)(8) (but with respect to Section 4.03(b)(8) only to the extent such Indebtedness constitutes Refinancing Indebtedness of Purchase Money Indebtedness), (b) such restrictions (other than following an event of default under such Permitted Credit Facility) permit dividends and distributions necessary to permit the Company to satisfy its obligations on the Securities, and (c) the chief financial officer of the Company determines in good faith that (1) any such restrictions contained in any such Permitted Credit Facility are no more restrictive, taken as a whole, than those contained in a credit facility with terms that are commercially reasonable for a borrower engaged in a business comparable to the Company that has substantially comparable Indebtedness, and (2) any such restrictions will not materially affect the Company's ability to make principal, premium or interest payments on the Securities;

            (5) any encumbrance or restriction arising under any applicable law or action or at the request of a governmental regulatory authority;

            (6) in the case of clause (c) above, any such encumbrance or restriction consisting of customary non assignment provisions in leases, including leases in respect of data centers and indefeasible rights of use, governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

            (7) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Group Member to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

            (8) in the case of clause (c) above, restrictions imposed in connection with the grant or acquisition of radio frequency spectrum (to the extent such restrictions restrict the transfer of such radio frequency spectrum) or common carrier licenses or their equivalent (to the extent such restrictions restrict the transfer of such licenses);

            (9) in the case of clause (c) above, restrictions relating to the property or assets of an unconsolidated Permitted International Joint Venture, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Permitted International Joint Venture in any material respect;

            (10) in the case of clause (c) above, customary provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Group Member in any material respect; and

            (11) any restriction with respect to a Restricted Group Member imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Group Member pending the closing of such sale or disposition.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, consummate any Asset Disposition unless:

            (1) the Company or such Restricted Group Member receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Group Member is in the form of cash or cash equivalents, Marketable Securities or Telecommunications Assets; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Group Member, as the case may be)

                  (A) first, to the extent the Company or such Restricted Group
            Member elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase (x) Senior Indebtedness of the Company that is either secured Indebtedness or has a Stated Maturity prior to the Stated Maturity of the Securities or (y) Indebtedness (other than any Disqualified Stock) of a Restricted Group Member (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Telecommunications Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                  (C) third, to the extent of the balance of such Net Available
            Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Indebtedness that have a right to be included in such offer) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in Section 4.06(b);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Group Member shall permanently retire such Indebtedness (other than Indebtedness Incurred pursuant to the revolving loan portion of a Permitted Credit Facility) and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Group Members will not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.06 exceeds $5.0 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Permitted Investments.

            For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

            (1) the assumption of Indebtedness of the Company or any Restricted Group Member and the release of the Company or such Restricted Group Member from all liability on such Indebtedness in connection with such Asset Disposition; and

            (2) securities received by the Company or any Restricted Group Member from the transferee that are promptly converted by the Company or such Restricted Group Member into cash or cash equivalents.

            (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their Accreted Value (or, if other than the Securities, 100% of their principal amount or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount at maturity or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of an Offer, the amount of Net Available Cash that served as the basis for such Offer will be reset at zero for purposes of Section 4.06(a).

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the

Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business, if any, subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

            SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Group Member to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

            (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Group Member than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

            (2) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $12.5 million, the terms of the Affiliate Transaction are set forth in writing and either (A) a committee of the Board of Directors a majority of whose members are disinterested with respect to such transaction or (B) a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and that the relevant Affiliate Transaction is in the best interest of the Company or such Restricted Group Member and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

            (3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $25.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm, accounting firm or appraisal firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Group Members.

            (b)  The provisions of Section 4.07(a) will not prohibit:

            (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

            (2) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

            (3) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business;

            (4) the payment of reasonable fees to directors of the Company and its Restricted Group Members who are not employees of the Company or its Restricted Group Members;

            (5) any transaction with a Restricted Group Member or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Group Member owns an equity interest in or otherwise controls such Restricted Group Member, joint venture or similar entity;

            (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

            (7) transactions with respect to the provision of Telecommunications Business services, including wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights between the Company or any Restricted Group Member and any other Person; provided, however, that, in the case of this clause (7), such transaction complies with Section 4.07(a)(1) and is in the best interest of the Company or such Restricted Group Member.

            SECTION 4.08. Limitation on the Sale or Issuance of Capital Stock of Restricted Group Members. The Company

            (i) will not and will not permit any Restricted Group Member to issue, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Group Member other than to the Company or a Restricted Group Member and

            (ii) will not permit any Person other than the Company or a Restricted Group Member to own any Capital Stock of any Restricted Group Member, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Group Member except, in each case, for:

            (a) a sale, transfer, conveyance or other disposition by the Company or a Restricted Group Member of 100% of the Capital Stock of a Restricted Group

      Member sold in a transaction not prohibited by Section 4.06;

            (b) an issuance, sale, transfer, conveyance or other disposition of the Capital Stock of a Restricted Group Member sold in a transaction not prohibited by Section 4.06 if, after giving effect thereto, such Restricted Group Member remains a Restricted Group Member and the Net Cash Proceeds of such issuance (other than an issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with Section 4.06;

            (c) an issuance, sale, transfer, conveyance or other disposition of Capital Stock of a Restricted Group Member such that,

                  (1) immediately after giving effect thereto, such Restricted
            Group Member would no longer constitute a Restricted Group Member,

                  (2) any remaining Investment in such Restricted Group Member by the Company or any other Restricted Subsidiary would have been permitted to be made at such time under Section 4.04 (and for purposes of Section 4.04, such Investment will be deemed to have been made at such time) and

                  (3) the Net Cash Proceeds of such issuance (other than an
            issuance by a Permitted International Joint Venture), sale, transfer, conveyance or other disposition are applied in accordance with Section 4.06;

            (d) Capital Stock of a Restricted Group Member issued and outstanding on the Issue Date or the date of formation of such Restricted Group Member and, in each case, held by Persons other than the Company or any Restricted Group Member and any additional Capital Stock (other than Disqualified Stock) issued as dividends or distributions on such Capital Stock or pursuant to preemptive or similar rights;

            (e) Capital Stock of a Restricted Group Member issued and outstanding prior to the time that such Person becomes a Restricted Group Member; and

            (f) any non-convertible Preferred Stock constituting
      Indebtedness and permitted to be Incurred under Section 4.03.

            SECTION 4.09. Change of Control. (a) Upon the occurrence of a
Change of Control, each Holder shall have the right to require that the Company purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

            SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, Incur or suffer to exist or become effective any Lien (the "Initial Lien") of any nature whatsoever on any of its property (including Capital Stock), whether owned at the Issue Date or thereafter acquired, or upon any income or profits therefrom (other than Permitted Liens) to secure any Indebtedness, without effectively providing that the Securities shall be secured (1) equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured or (2) in the event such Indebtedness constitutes Subordinated Obligations, prior to such Indebtedness for so long as such Indebtedness is so secured.

            Any Lien created for the benefit of the Holders of the Securities pursuant to this Section shall provide by its terms that such Lien shall be automatically and uncondi-tionally released and discharged upon the release and discharge of the Initial Lien.

            SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Group Member to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property unless:

            (1) the Company or such Restricted Group Member would be entitled to
      (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and
      (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10;

            (2) the net proceeds received by the Company or any Restricted Group Member in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

            (3) the Company applies the proceeds of such transaction in compliance with Section 4.06.

            SECTION 4.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

            SECTION 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


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                                                                              69



                                    ARTICLE 5

                               Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving pro forma effect to such transaction, the Consolidated Leverage Ratio of the Successor Company shall be no worse than the Consolidated Leverage Ratio of the Company determined immediately prior to such transaction;

            (4) if, as a result of any such transaction, property or assets of the Successor Company would become subject to a Lien subject to Section 4.10, the Successor Company shall have secured the Securities as required by said Section; and

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

            The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                    ARTICLE 6

                             Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Restricted Group Member is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, or its foreign currency equivalent at the time;

            (7) the Company or any Significant Restricted Group Member pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief
            against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it
            or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any
            Significant Restricted Group Member in an involuntary case;

                  (B) appoints a Custodian of the Company or any
            Significant Restricted Group Member or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the
            Company or any Significant Restricted Group Member;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (9) any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent at the time is entered against the Company or any Restricted Group Member, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the Securities by notice to the Company and the Trustee, may declare the Accreted Value of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Accreted Value of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount at maturity of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST:  to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an

Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its

Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 and the operation of Sections
6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections
6.01(7) and (8), with respect only to Significant Restricted Group Members) and the limitations contained in Sections 5.01(a)(3) and (4) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Restricted Group

Members) or because of the failure of the Company to comply with Section 5.01(a)(3) or (4).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Securities or to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

            (7) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal amount at maturity or Accreted Value of or extend the Stated Maturity of any Security;

            (4) reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
      Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                 Miscellaneous

            SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail or transmitted by facsimile (with written confirmation of receipt) addressed as follows:

            if to the Company:

                  Winstar Communications, Inc.
                  685 Third Avenue
                  Thirty-first Floor
                  New York, New York 10017
                  Facsimile: 212-584-4001

                  Attention of General Counsel

            if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036-1532
                  Facsimile: 212-852-1627

                  Attention of Corporate Trust Division

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 10.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 10.08. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 10.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                WINSTAR COMMUNICATIONS, INC.,

                                by  /s/ Frederic E. Rubin
                                ------------------------
                                Name:  Frederic E. Rubin
                                Title: Senior Vice President, Treasurer


                                UNITED STATES TRUST COMPANY
                                OF NEW YORK,

                                by  Gerard F. Ganey
                                ------------------------
                                Name: Gerard F. Ganey
                                Title: Senior Vice President

                                                 RULE 144A/REGULATION S APPENDIX





                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES


      1. Definitions

      1.1  Definitions

      For the purposes of this Appendix the following terms shall have the meanings indicated below:

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Securities" means (1) the 14-3/4% Senior Discount Notes Due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

            "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, the entities identified as Purchasers in the Purchase Agreement, and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Initial Securities" means (1) up to $930,443,000 aggregate principal amount at maturity of 14-3/4% Senior Discount Notes Due 2010 issued on either the Issue Date or on consummation of the Preferred Stock Exchange Offer and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

            "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount at maturity of Private Exchange Securities.

            "Private Exchange Securities" means any 14-3/4% Senior Discount Notes Due 2010 issued in connection with a Private Exchange.

            "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated March 27, 2000 among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount at maturity of Exchange Securities registered under the Securities Act.

            "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated April 10, 2000, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

            "Securities Act" means the Securities Act of 1933.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

      1.2  Other Definitions

                                                          Defined in
            Term                                          Section:
            ----                                          --------

      "Agent Members"....................................  2.1(b)
      "Global Security"..................................  2.1(a)
      "Regulation S".....................................  2.1(a)
      "Restricted Global Security".......................  2.1(a)
      "Rule 144A"........................................  2.1(a)

      2.   The Securities.

      2.1 (a) Form and Dating. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in a Purchase Agreement, and Private Exchange Securities, as provided in a Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Securities shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Securities issued in global form and Restricted Global Securities are sometimes referred to in this Appendix as "Global Securities."

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and deliver: (1) on either the Issue Date or on consummation of the Preferred Stock Exchange Offer, an aggregate principal amount at maturity of up to $930,443,000 14-3/4% Senior Discount Notes Due 2010 (inclusive of any Initial Securities issued in connection with the Preferred Stock Exchange Offer), (2) any Additional Securities for an original issue in an aggregate principal amount at maturity specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount at maturity of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Sections 2.13 and 4.03 of the Indenture.

      2.3  Transfer and Exchange.


            (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, on accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

            (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Restricted Global Security is exchanged for Securities in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (b)  Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) and
      (iv), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substi-tution thereof) shall bear a legend in substantially the following form:

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
            (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Restricted Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

            (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

            (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a

Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

            (d) Obligations with Respect to Transfers and Exchanges of
Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05 of the Indenture).

            (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

            (e)  No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4  Certificated Securities.

           (a) A Restricted Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount at maturity equal to the principal amount at maturity of such Global

Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

            (b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount at maturity of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount at maturity and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security or Private Exchange Security delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

            (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                        [Original Issue Discount Legend]

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $489.90 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,247.60, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS APRIL 10, 2000. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMIANNUALLY ON APRIL 15 AND OCTOBER 15) IS 14.75%.

No.                                                               $
    -------------                                                  -----------
CUSIP No.:
ISIN No.:
Common Code No.:

                     14-3/4% Senior Discount Notes Due 2010


            Winstar Communications, Inc., a Delaware corporation,
promises to pay to                 , or registered assigns, the
principal sum of _________ Dollars on April 15, 2010.

            Interest Payment Dates: April 15 and October 15, commencing October 15, 2005.

            Record Dates:  April 15 and October 15.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                                    WINSTAR COMMUNICATIONS, INC.,

                                      by
                                          ------------------------------
                                          Name:
                                          Title:

                                      by
                                          ------------------------------
                                          Name:
                                          Title:
TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

UNITED STATES TRUST COMPANY
  OF NEW YORK,
  as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

 by
    -----------------------------
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                     14-3/4% Senior Discount Notes Due 2010


1.  Interest

            Winstar Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

            From April 10, 2000 until April 15, 2005, interest on the Securities will accrue at a rate of 14-3/4% per annum and be compounded semiannually on each Semi-Annual Accrual Date, but (except as provided below) will not be payable in cash. From and after April 15, 2005, the Company will pay interest semiannually on April 15 and October of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.


            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount of Securities:

            (1) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

       Semi-Annual                                   Accreted
       -----------                                   --------
       Accrual Date                                   Value
       ------------                                   -----

       Issue Date . . . . . . . . . . . . . . . . $  489.90

       October 15, 2000 . . . . . . . . . . . . .    527.07
       April 15, 2001 . . . . . . . . . . . . . .    565.95
       October 15, 2001 . . . . . . . . . . . . .    607.68
       April 15, 2002 . . . . . . . . . . . . . .    652.50
       October 15, 2002 . . . . . . . . . . . . .    700.62
       April 15, 2003 . . . . . . . . . . . . . .    752.29
       October 15, 2003 . . . . . . . . . . . . .    807.78
       April 15, 2004 . . . . . . . . . . . . . .    867.35
       October 15, 2004 . . . . . . . . . . . . .    931.32
       April 15, 2005 . . . . . . . . . . . . . .  1,000.00


            (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will be equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

            (3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.


2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global

Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

            Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

            The Company issued the Securities under an Indenture dated as of April 10, 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities up to a specified amount pursuant to
Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Group Members to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of Restricted Group Members; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Group Members; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Group Members; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.


5.  Optional Redemption

            Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 15, 2005.

            On and after April 15, 2005, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of Accreted Value on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

                                         Redemption
            Period                          Price
            ------                          -----

            2005                          107.375%
            2006                          104.917
            2007                          102.458
            2008 and thereafter           100.000%

            In addition, prior to April 15, 2003, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount at maturity not to exceed 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of Accreted Value) of 114.750%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount at maturity of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the closing date of the related Public Equity Offering.


6.  Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


9.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


10.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


11.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


12.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


13.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Restricted Group Members; and (vi) certain judgments or decrees for the payment of money in excess of $25.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


14.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


15.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


16.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


17.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


18.  CUSIP, ISIN and Common Code Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Holders' Compliance with Registration Rights Agreement.

            Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


20.  Governing Law.

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Winstar Communications, Inc.
            685 Third Avenue
            Thirty-first Floor
            New York, NY 10019

            Attention:  General Counsel

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                Your Signature:
     -------------                  --------------------------------------------



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   |_|    to the Company; or

      (2)   |_|    pursuant to an effective registration statement under the
                   Securities Act of 1933; or

      (3)   |_|   inside the United States to a "qualified
                  institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                  144A, in each case pursuant to and in compliance with Rule
                  144A under the Securities Act of 1933; or

      (4)   |_|   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933;
                  or

      (5)   |_|   pursuant to the exemption from registration provided
                  by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                    ------------------------------------
                                         Signature

Signature Guarantee:

----------------------------        -----------------------------------------
Signature must be guaranteed        Signature

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      --------------------          --------------------------------------------
                                    NOTICE:  To be executed by
                                              an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of          Amount of       Amount of      Principal       Signature of
Exchange         decrease in     increase in    amount at       authorized
                 Principal       Principal      maturity of     officer of
                 amount at       amount at      this Global     Trustee or
                 maturity of     maturity of    Security        Securities
                 this Global     this Global    following such  Custodian
                 Security        Security       decrease or
                                                increase)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                       / /

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount at maturity:
$
 --------------


Date:                   Your Signature:
     -----------------                 -----------------------------------------
                                        (Sign exactly as your name
                                        appears on the other side
                                        of this Security.)

Signature Guarantee:
                     -----------------------------------------------
                           (Signature must be guaranteed)


      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A





                       [FORM OF FACE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]


                                      */**/



                        [Original Issue Discount Legend]

            FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $489.90 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,247.60, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS APRIL 10, 2000. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMIANNUALLY ON APRIL 15 AND OCTOBER 15) IS 14.75%.











------------------------------

*/[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.                                                            $
    -------------                                               ----------------
CUSIP No.:
ISIN No.:
Common Code No.:

                     14-3/4% Senior Discount Notes Due 2010


            Winstar Communications, Inc., a Delaware corporation,
promises to pay to              , or registered assigns, the principal
sum of                Dollars on April 15, 2010.

            Interest Payment Dates: April 15 and October 15, commencing October 15, 2005.


            Record Dates:  April 1 and October 1.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    WINSTAR COMMUNICATIONS, INC.,

                                      by

                                          ---------------------------------
                                          Name:
                                          Title:

                                      by

                                          ---------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION


UNITED STATES TRUST COMPANY
  OF NEW YORK
  as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

 by
    -----------------------------

         Authorized Signatory

                   [FORM OF REVERSE SIDE OF [EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE] SECURITY


                     14-3/4% Senior Discount Notes Due 2010




1.  Interest

            Winstar Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

            From April 10, 2000 until April 15, 2005, interest on the Securities will accrue at a rate of 14-3/4% per annum and be compounded semiannually on each Semi-Annual Accrual Date, but (except as provided below) will not be payable in cash. From and after April 15, 2005, the Company will pay interest semiannually on April 15 and October 15 of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

            "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount of Securities:

      (1) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual                                  Accreted
-----------                                  --------
Accrual Date                                   Value
------------                                   -----

Issue Date . . . . . . . . . . . . . . . .  $  489.90
October 15, 2000 . . . . . . . . . . . . .     527.07
April 15, 2001 . . . . . . . . . . . . . .     565.95
October 15, 2001 . . . . . . . . . . . . .     607.68
April 15, 2002 . . . . . . . . . . . . . .     652.50
October 15, 2002 . . . . . . . . . . . . .     700.62
April 15, 2003 . . . . . . . . . . . . . .     752.29
October 15, 2003 . . . . . . . . . . . . .     807.78
April 15, 2004 . . . . . . . . . . . . . .     867.35

October 15, 2004 . . . . . . . . . . . . .     931.32
April 15, 2005 . . . . . . . . . . . . . .   1,000.00

      (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will be equal to the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

      (3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.


2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than

30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

            Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

            The Company issued the Securities under an Indenture dated as of April 10, 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities up to a specified amount pursuant to
Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Restricted Group Members to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of Restricted Group Members; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Group Members; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Group Members; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.  Optional Redemption

            Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to April 15, 2005.

            On and after April 15, 2005, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of Accreted Value, on the redemption date) plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on 2005 of the years set forth below:

                                                   Redemption
            Period                                   Price
            ------                                   -----

            2005                                   107.375%
            2006                                   104.917
            2007                                   102.458
            2008 and thereafter                    100.00%

            In addition, prior to April 15, 2003, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount at maturity not to exceed 35% of the aggregate principal amount at maturity of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of Accreted Value) of 114.750%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount at maturity of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the closing date of the related Public Equity Offering.


6.  Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

            Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


9.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


10.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


12.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


13.  Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $25.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Restricted Group Members; and (vi) certain judgments or decrees for the payment of money in excess of $25.0 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


14.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


15.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


16.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


18.  CUSIP, ISIN and Common Code Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


19.  Holders' Compliance with Registration Rights Agreement

            Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


20.  Governing Law

            THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            Winstar Communications, Inc.
            685 Third Avenue
            Thirty-first Floor
            New York, NY 10019

            Attention:  General Counsel

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:               Your Signature:
     --------------                ---------------------------------------------



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:

                                      / /

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount at maturity:
$
 ----------


Date:               Your Signature:
     --------------                ---------------------------------------------
                                   (Sign exactly as your name
                                   appears on the other side
                                   of this Security.)

Signature Guarantee:
                     -----------------------------------------------
                           (Signature must be guaranteed)


      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.